PROMISSORY NOTE

$50,000.00	July 1, 2010
Ft. Pierce, Florida	Secured: Second Mortgage

FOR VALUE RECEIVED, the undersigned Maker(s) promises to pay without setoff, deduction or counterclaim of any kind to the order of H2C, INC., a Delaware Corporation, the principal sum of FIFTY THOUSAND XX/100 ($50,000.00) DOLLARS with interest on the unpaid principal balance from the date of this note, until paid, at a rate of TEN (10%) PERCENT per annum based on 365 day year. Principal and interest shall be payable at 7 Partridge Run, Warren, NJ 07059, or such other place as the Note Holder may designate. Payment in lawful money of the United States shall be made as follows:

FIVE (5) monthly payments of interest only the first in the amount of $416.66 commencing August 1, 2010 and monthly on that day thereafter with all principal, accrued interest and late fees, if any, due and payable in one balloon payment on December 31, 2010.

If any payment required to be made by the terms of this Note, or by the terms of any Mortgage or other security instrument, is not paid on or before the due date thereof or in the event of any default on the part of the Maker in performance of any other obligations on its part to be performed under this Note, Mortgage or other security instrument then, or at any time thereafter, the whole of the unpaid principal thereof, together with accrued interest and outstanding default interest, late charges and any prepayment penalty shall, at the election of the Note Holder and without notice of such election, become immediately due any payable. Note Holder's election may be exercised at any time after such event, and the acceptance of one or more payments hereon from any person thereafter shall not constitute a waiver of Note Holder's election, or of its option to make such election.

The Note Holder shall be entitled in the event of default to collect interest at the highest lawful rate from the date payment was due together with all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney's fees and all costs of any action or proceeding (including, but without limitation, commencement of non-judicial foreclosure or private sale), in case any payment is not paid when due, or in case it becomes necessary to enforce any other obligation of Maker hereunder or to protect the security for the indebtedness evidenced hereby, or for foreclosure by the Note Holder, or for the premium payable for an Owner's Policy of Title Insurance in the event the Note Holder acquires title or any portion thereof to any collateral securing this obligation through foreclosure or in the event the Note Holder is made a party to any litigation because of the existence of a mortgage or other security instrument.

If the Note Holder has not received the full amount of any payment when same are due, this loan shall be subject to, and it is agreed the Payee or Holder shall collect thereon a LATE CHARGE in the amount of TEN (10%) PERCENT on any delinquent payment after TEN (10) DAYS.

There shall be no prepayment on this Note, notwithstanding a notice of default or acceleration by the Note Holder. Partial prepayments are not permitted. Any such payment shall first be applied to interest and late charges and then to principal. Any reduction or expiration of the prepayment penalty shall only be effective provided that this Note and Mortgage secured thereby is not in default. This prepayment penalty is assessed, due and payable on the earlier of the payment received by the Note Holder, the closing date or conveyance of ownership of the collateral securing this Note or the date of execution of any mortgage refinancing this obligation. If at any time or for any reason an effective rate of interest transcends the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall automatically be reduced to such limit and all sums received by Note Holder in excess of those lawfully collectible as interest shall be applied against the principal of the loan immediately upon Note Holder's receipt thereof, with the same force and effect as though the Maker had specifically designated such extra sums to be so applied to principal and Note Holder had agreed to accept such extra payment(s) as a premium-free payment or prepayments.

Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

This Note with interest is secured by a second mortgage on real estate, of even date herewith, executed by the Maker in favor of the said Payee, and shall be construed and enforced according to that mortgage and the laws of the State of Florida. Documentary stamps required have been paid and evidence of payment has been affixed to the mortgage of even date herewith.

Maker's Address:	FLORIDA GAMING CORPORATION, a
3500 NW 37th Avenue	Delaware Corporation
Miami, FL 33142

	By:	/s/ W. B. Collett, Jr.
W. Bennett Collett, Jr., Chief Operating Officer

(Corporate Seal)